SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): June 15, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective June 15, 2015, Matthew T. Reddy, age 33, was appointed Chief Accounting Officer of Wheeler Real Estate Investment Trust, Inc. (the "Company"). Prior to joining the Company, Mr. Reddy worked at Liberty Tax, Inc. ("Liberty"), where he served as Assistant Vice President of Online Products from 2014 to 2015, where his responsibilities included coordination and leadership of Liberty's online tax business. While employed at Liberty, Mr. Reddy was also employed as Director of Finance from 2011 to 2014, and Manager of Financial Reporting from 2008 to 2011. His primary responsibilities in these positions included overseeing corporate forecasting, assisting in the planning and analysis of business and financial strategies, and managing Liberty's accounting team. Prior to joining Liberty, Mr. Reddy worked at KPMG LLP as a Senior Auditor. Mr. Reddy is a Certified Public Accountant.

There are no family relationships between Mr. Reddy and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Mr. Reddy and any other person pursuant to which Mr. Reddy was appointed as Chief Accounting Officer of the Company. Mr. Reddy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Reddy has not entered into any material plan, contract, arrangement or amendment in connection with his appointment as Chief Accounting Officer.

ITEM 8.01 OTHER EVENTS.

On June 19, 2015, the Company issued a press release announcing the appointment of Mr. Reddy as Chief Financial Officer. This press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Press release dated June 19, 2015, announcing the Company's appointment of Matthew T. Reddy as Chief Accounting Officer.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: June 19, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release dated June 19, 2015, announcing the Company's appointment of Matthew T. Reddy as Chief Accounting Officer.